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                                                                     EXHIBIT 8.2

                         [Hale and Dorr LLP Letterhead]





                                                     [______], 1999



NetCore Systems, Inc.
187 Ballardvale Street
Wilmington, MA 01887

         Re: Merger pursuant to Agreement and Plan of Merger among Tellabs, Inc., Blackhawk Merger Corp., and NetCore Systems, Inc.

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Merger dated as of June 29, 1999 (the "Merger Agreement"), by and among Tellabs, Inc., a Delaware corporation ("Parent"), Blackhawk Merger Corp., a Delaware corporation ("Sub"), and NetCore Systems, Inc., a Delaware corporation (the "Company"). Pursuant to the Merger Agreement, Sub will merge with and into the Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto or in the certificates delivered to Hale and Dorr LLP by Parent and the Company containing certain representations of Parent and the Company relevant to this opinion (the "Tax Certificates"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

         In our capacity as counsel to the Company in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto, the Tax Certificates, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

         We have assumed that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set


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forth in the Merger Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Merger Agreement, as well as those representations contained in the Tax Certificates, are, and at the Effective Time will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

         The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

         Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

         This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to certain shareholders of the Company that are subject to special tax rules such as foreign persons, banks and other financial institutions, tax-exempt entities, dealers and traders in securities and insurance companies. We express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for the Company stock.

         On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, we are of the following opinion:


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         1.       The Merger will constitute a "reorganization" within the
                  meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

         2. No gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

         3. No gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock or Company Preferred Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

         4. The aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock or Company Preferred Stock, as the case may be;

         5. The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock or Company Preferred Stock, as the case may be, provided that such shares of Company Common Stock or Company Preferred Stock, as the case may be, were held as capital assets by the holder at the Effective Time; and

         6. A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under paragraph 4 above) and the amount of cash received.

         In addition, it is our opinion that the statements made in the Registration Statement under the caption "THE MERGER - Material Federal Income Tax Consequences," to the extent constituting a discussion of matters of federal income tax law or legal conclusions with respect thereto, are true and correct in


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all material respects.

         No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity other than your stockholders on or before the Effective Time, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,



                                                     HALE AND DORR LLP